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                                                                  Execution Copy

                        MORTGAGE LOAN PURCHASE AGREEMENT


        Mortgage Loan Purchase Agreement, dated as of April 1, 1996 (the "Agreement"), between Merrill Lynch Mortgage Capital Inc. (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

        The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit them, together with the First Union Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1996 (the "Cut-off Date"), among the Purchaser as depositor, GE Capital Asset Management Corporation as master servicer (in such capacity, the "Master Servicer"), GE Capital Realty Group, Inc. as special servicer (in such capacity, the "Special Servicer") and Bankers Trust Company of California, N.A. as trustee (the "Trustee"). Concurrently with the purchase of Mortgage Loans pursuant to this Agreement, the Purchaser will also purchase multifamily and commercial mortgage loans pursuant to a Mortgage Loan Purchase Agreement, dated as of April 1, 1996, between First Union National Bank of North Carolina ("First Union") and the Purchaser (the "First Union Agreement"). Such mortgage loans (the "First Union Mortgage Loans") will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

        Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

        SECTION 1. Agreement to Purchase.

        (a) The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. (The Loans identified on the Mortgage Loan Schedule shall hereinafter be referred to as the "MLMC Mortgage Loans.") The MLMC Mortgage Loans will have an aggregate principal balance of $347,522,166 (the "MLMC Balance") as of the close of business on the Cut-off Date, after giving effect to any payments due




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before such date whether or not  received.  The MLMC Balance and the First Union
Balance (as defined in the First Union Agreement) together equal an aggregate principal balance (the "Initial Pool Balance") of $647,219,459. The purchase and sale of the MLMC Mortgage Loans shall take place on April 1, 1996 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the MLMC Mortgage Loans shall consist of (A) a cash amount equal to 97.890625% of the aggregate principal of the MLMC Mortgage Loans, plus
(B) interest accrued on each MLMC Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date, which cash amount shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

        The Purchaser will assign to the Trustee, all of its right, title and interest in and to the MLMC Mortgage Loans.

        SECTION 2. Conveyance of Mortgage Loans.

        (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the MLMC Mortgage Loans identified on the Mortgage Loan Schedule as of such date. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

        (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of principal and interest on the MLMC Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the MLMC Mortgage Loans due on or before the Cut-off Date), shall belong to, and be promptly remitted to, the Seller.

        (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each MLMC Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall, except as otherwise disclosed on Exhibit B hereto, contain the following documents:

        (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty,


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                express or  implied)  to the order of Bankers  Trust  Company of
                California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1;

        (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

        (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

        (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1;

        (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1, in recordable form;

        (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

        (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

        (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing
                Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the


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                applicable  public  office  for  UCC  Financing  Statements,  an original UCC-2 or UCC-3, as appropriate, in favor of Bankers Trust Company of California, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C1.

        (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clauses (iv) and (v) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Purchaser or its designee.

        (e) All documents necessary to the servicing of the MLMC Mortgage Loans and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer.

        SECTION 3. Representations, Warranties and Covenants of Seller.

        (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                (i) The Seller is a banking corporation validly existing and in good standing under the laws of the State of North Carolina and is duly authorized and qualified to transact any and all business contemplated by this Agreement and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

                (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is


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        considered  in a proceeding  in equity or at law),  or by public  policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions
        of  this  Agreement  which  purport  to  provide   indemnification  from
        liabilities under applicable securities laws.

                (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's certificate of incorporation or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets.

                (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

                (v) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement.

                (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement and no bulk sale law applies to such transactions.

                (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or adversely affect the performance by the Seller of its obligations under this Agreement.



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                (viii) Under generally accepted  accounting  principles ("GAAP")
        and for federal income tax purposes, the Seller will report the transfer of the MLMC Mortgage Loans of the Seller to the Purchaser as a sale of the MLMC Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement, dated as of March 29,
        1996  (the  "Underwriting   Agreement")  and  the  Certificate  Purchase
        Agreement, dated as of March 29, 1996 (the "Certificate Purchase Agreement"). The consideration received by the Seller upon the sale of the MLMC Mortgage Loans to the Purchaser will constitute reasonably equivalent value and fair consideration for the MLMC Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the MLMC Mortgage Loans to the Purchaser. The Seller is not selling the MLMC Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                (ix) Immediately prior to the sale of the MLMC Mortgage Loans to the Purchaser as herein contemplated, the Seller will have good title thereto and be the sole owner thereof, and such sale will transfer the MLMC Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

        (b) The Seller hereby represents and warrants for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to each MLMC Mortgage Loan, that:

                (i) The Seller has good and marketable title to, and is the sole owner and holder of, the Mortgage Loan.

                (ii) The Seller has full right and authority to sell, assign and transfer the Mortgage Loan.

                (iii) The information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects as of the Cut-off Date.

                (iv) The Mortgagor, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date.

                (v) The origination, servicing and collection practices used by the Seller or any prior holder of the Note


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        have been  in  all  respects  legal,  proper  and  prudent  and have met customary industry standards.

                (vi) The Seller is transferring the Mortgage Loan to the Purchaser free and clear of any liens, pledges, charges and security interests.

                (vii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                (viii) The Mortgage Loan complied with all applicable usury, truth-in-lending, real estate settlement, equal credit opportunity and disclosure laws as of the origination date.

                (ix) Each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in the applicable state in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                (x) The Mortgage File contains an Assignment of Leases, which creates, in favor of the holder of the Note, a valid perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity.

                (xi) Since the origination of the Mortgage Loan the terms of the related Mortgage Note, Mortgage and Security Agreements have not been impaired, waived, modified, altered, satisfied, canceled or subordinated by the Seller, the originator or the servicer thereof in any respect, except, in each of the foregoing instances, by written instruments that are a part of the related Mortgage File, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and Security Agreements, delivered to the Purchaser.



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                (xii) The Mortgage Loan complies with the Seller's  underwriting policies in effect as of such Mortgage Loan's origination date (as applicable) and is on a form commonly used by the Seller.

                (xiii) The related Mortgage Note is not secured by any collateral that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other mortgage loans sold pursuant to this Agreement.

                (xiv) The assignment of the related Mortgage to the Trustee constitutes the legal, valid, binding and enforceable assignment of such Mortgage in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (xv) The Mortgage Loan is not a participation interest in a mortgage loan, but is a whole loan, and the Seller does not own and is not entitled to own any equity interest in the Mortgagor.

                (xvi) The Mortgage Loan does not contain any terms providing for a contingent interest, or negative amortization.

                (xvii)  The  related   Mortgage  is  a  valid  and   enforceable
        first-mortgage lien on the related Mortgaged Property. Such lien has priority over all other liens and encumbrances (including mechanic's or materialmen's liens) except for (A) the lien for current real estate taxes and assessments not yet due and payable and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage.

                (xviii) The related Mortgage Note and Mortgage do not require the Mortgagee thereof to release any portion of the related Mortgaged Property that would have a material and adverse affect on the related Mortgage Loan from the lien of the Mortgage except upon payment in full of the Mortgage Loan.

                (xix) Prior to the Cut-off Date, there are no delinquent taxes, assessments or other governmental charges which would be a lien against the related Mortgage Property affecting the related Mortgaged Property or an escrow of

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        funds  in  an   amount  sufficient  to  cover  such  payments  has  been
        established.

                (xx) All escrows, reserves, deposits and other payments relating to the Mortgage Loan are under the control of the Seller or Servicer of such Mortgage Loan and all amounts required under the Mortgage Loan Documents to be deposited by the related Mortgagor have been deposited. All such escrows, reserves, deposits and other payments have been conveyed by the Seller to the Trustee.

                (xxi) (A) Except for certain delinquent payment, none of which was more than thirty (30) days past the date when first due, there was no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the best knowledge of Seller, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration occurred during the preceding twelve months; and (B) the Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or the related Mortgage Notice, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

                (xxii) As of the date of origination, the Mortgage Loan has a Debt Service Coverage Ratio of at least 1.15 and a Loan-to-Value Ratio of not more than 85.00%, as calculated as described in the Prospectus Supplement.

                (xxiii) There is no proceeding known to the Seller to be pending or threatened in writing for the total or partial condemnation of a material part of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan.

                (xxiv) Each improvement located on or forming part of the related Mortgaged Property complies with applicable laws and zoning ordinances, or constitutes a legal non-conforming use or structure or, if such an improvement does not so comply, such non-compliance does not materially and adversely affect the value or operation of the Mortgaged Property.

                (xxv) None of the improvements included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the related Mortgaged Property, except


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        for  certain  immaterial encroachments therefrom, and no improvements on
        adjoining   properties  materially  encroach  upon the related Mortgaged
        Property.

                (xxvi) The related Mortgaged Property is covered by an ALTA lender's title insurance policy or its equivalent, insuring for the benefit of the original holder of the related Note, its successors and assigns that the related Mortgage is a valid first mortgage lien on such Mortgaged Property in the original principal amount of the related Note, subject only to the exceptions stated therein, which do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, or (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property, and such policy is freely assignable to the trustee without the consent of or any notification to the insurer; and such title insurance policy is in full force and effect, and no claims have been made thereunder.

                (xxvii) The related Mortgaged Property is insured by a fire and extended perils insurance policy that provides coverage in an amount not less than the full replacement value thereof.


                (xxviii) The related Mortgaged Property is insured by business interruption or rent insurance, in an amount at least equal to 12 months of operations of such Mortgaged Property and comprehensive general liability insurance in an amount not less than $1 million per occurrence.

                (xxix) The related Mortgaged Property is not located in a "flood hazard area" as defined by the Federal Insurance Administration or is covered by flood hazard insurance.

                (xxx) The Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing the Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.

                (xxxi) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulation Section 1.860G-1(b)(2).

                (xxxii) A Phase I Environmental Assessment was performed by or on behalf of the Seller with respect to the


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        related Mortgaged  Property.  Such Phase I Environmental  Assessment was
        performed within six (6) months (or 18 months with respect to three (3) of the Mortgaged Properties) prior to their respective dates of origination. A report of such Phase I Environmental Site Assessment has been delivered to the Purchaser, and the Seller, having made no independent inquiry other than reviewing such report, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in such report. To the extent any such condition or circumstance was disclosed, there has been escrowed a sufficient amount of money to cure and remedy such condition or circumstance as recommended in the Phase I or Phase II Environmental Site Assessment.

                (xxxiii) The Mortgage Loan contains a representation made by the Mortgagor in substance that it has not and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner that violates federal, state or local laws, ordinances, regulations or orders. The Mortgage Loan requires that the Mortgagor will defend and hold the holder of the Mortgage and its successors and/or assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred, or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant relating to environmental matters given by the Mortgagor under the related Mortgage except for those resulting from gross negligence or willful misconduct by the holder of the Mortgage. To the best of the Seller's knowledge, the Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws have been issued by any governmental agency or authority, except as disclosed in environmental or engineering assessments, including Phase I Environmental Site Assessments or additional assessments (including Phase II Environmental Site Assessments).

                (xxxiv) To the best of the knowledge of the Seller, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

                (xxxv) No advance of funds has been made directly or indirectly, by the Seller to the Mortgagor other than pursuant to the Note and no funds have been received from any person other than such Mortgagor for or on account of payments due on the Note.

                (xxxvi) The related Mortgage prohibits any sale or transfer of, or further pledge or lien on the related Mortgaged Property, whether equal or subordinate to the lien of the related Mortgage, other than certain non-foreclosable liens fully subordinated to the lien of the Mortgage, without the prior written consent of the holder of such Mortgage. The related Mortgaged Property is not subject to any material subordinate debt known to Seller which is not otherwise subject to a standstill agreement.

                (xxxvii) If the related Mortgaged Property is a retail or multifamily property, based on Mortgagor's representations, tenant estoppel certificates and other documents obtained by the Seller, (i) the information contained in the related schedule of leases or most recent rent roll, as the case may be, is true and correct in all material respects, (ii) all leases set forth therein are in full force and effect, and (iii) no material default by the Mortgagor or the lessees has occurred under such leases, nor, to the best of the Seller's knowledge, is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a material default under the terms of such lease.

                (xxxviii) Any related assignment of leases creates a valid first-priority assignment of or security interest in the right to receive all payments due under the related leases, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment.

                (xxxix) If the principal balance of the related Mortgage Loan is greater than $2.5 million, the related Mortgagor is a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the Mortgaged Property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage and the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person.

                (xl) With respect to any Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor as a lessee under a Ground Lease but not by the related Fee Interest:

                (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                (B) The Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor;

                (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Ground Lessee and that any such action without such consent is not binding on the Ground Lessee, its successors or assigns.

                (D) Unless otherwise disclosed to the Purchaser, the Ground Lease does not permit any increase in the amount of rent payable by the Ground Lessee thereunder during the term of the Mortgage Loan.

                (E) To the best of the Seller's knowledge, at the Closing Date, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease;

                (F) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel or consent letter;

                (G) Except as indicated in the related title insurance policy or opinion of title, the ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related ground lessor's related fee interest.

                (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease before the lessor thereunder may terminate such Ground Lease; and

                (I) Such Ground Lease has an original term (including any extension options set forth therein) that extends not less than 10 years beyond the Maturity Date of the related Mortgage Loan.

                (J) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect to a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lessee's mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                (K) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee; or in any manner, which would adversely affect the security provided by the related Mortgage.

        (c) If the Seller receives notice of a Document Defect or a Breach (the "Defect/Breach Notice"), then the Seller shall within 90 days after its receipt of the Defect/Breach Notice (i) cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith, or (ii) repurchase the affected MLMC Mortgage Loan (or the related mortgaged property) from the Trustee at a price equal to the Purchase Price; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90-day period. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

        SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

        (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority and legal right to acquire the MLMC Mortgage Loans from the Seller and to transfer the MLMC Mortgage Loans to the Trustee.

        (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (c) Except as may be required under federal or state securities laws (and will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

        (d) None of the acquisition of the MLMC Mortgage Loans by the Purchaser, the transfer of the MLMC Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement and by the Purchaser, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

        (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Purchaser will report the transfer of the MLMC Mortgage Loans by the Seller to the Purchaser as a sale of the MLMC Mortgage Loans to the Purchaser in exchange for consideration consisting of an amount equal to the Seller's pro rata portion of the proceeds of the sale of the Certificates by the Purchaser to the Underwriters (the Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents of the Initial Pool Balance) pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

            SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd

Street, New York, New York 10022 at 10:00 A.M., New York time, on the Closing Date.

        The Closing shall be subject to each of the following conditions:

        (a) All of the representations and warranties of the Seller set forth in Sections 3(a), 3(b) and 3(c) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

        (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

        (c) The Seller shall have delivered and released to the Custodian and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to
Section 2 of this Agreement;

        (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

        (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

        Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the MLMC Mortgage Loans on the Closing Date.

        SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

        (a) This Agreement duly executed by the Purchaser and the Seller;

        (b) A Certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (1) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

        (c) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

        (d) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus (as defined in the Underwriting Agreement) and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement (as defined in the Underwriting Agreement) or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum (as defined in the Certificate Purchase Agreement) and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (e) The resolutions of the board of directors of the Seller and any requisite shareholder consent authorizing the Seller's entering into the transactions contemplated by this Agreement, the certificate of incorporation and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than sixty
(60) days prior to the Closing Date;

        (f) A written opinion of Thacher Proffitt & Wood, counsel for the Seller, in form and substance acceptable to the Purchaser and its counsel, with any modifications required by the rating agencies identified in the Prospectus Supplement (the "Rating Agencies"), dated the Closing Date and addressed to the Purchaser, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

        (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

        SECTION 7. Indemnification.

        (a) The Seller agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either
Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, in any amendment thereof or supplement thereto, the Private Placement Memorandum, Computation Materials or ABS Term Sheets distributed by either Underwriter, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon any information furnished to the Purchaser by the Seller or approved by the Seller, or upon any document delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement (collectively, the "Seller's Information"), it being acknowledged that the statements set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such caption and statements in the Private Placement Memorandum, the Computational Materials and ABS Term Sheet, to the extent relating to or based (in whole or in part) on information relating to the MLMC Mortgage Loans or the Seller, are to be the only statements made in reliance upon information furnished or approved by the Seller, or upon documents delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement. The Seller further agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity with reference to the inclusion of information substantially identical to that included in the Prospectus Supplement with respect to the Seller's Information in the Memorandum or any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

        (b) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

        (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

        (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

        (f)  The  Underwriters   shall  be  third-party   beneficiaries  of  the
provisions of this Section 7.

        SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the MLMC Balance represents the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final

Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and (vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the MLMC Mortgage Loans and the Seller included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

        SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the MLMC Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the MLMC Mortgage Loans by the Seller to the Purchaser and not as a pledge of the MLMC Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the MLMC Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the MLMC Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the MLMC Mortgage Loans, and all amounts payable to the holder of the MLMC Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and
(v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the MLMC Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

        SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the MLMC Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

        SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

        SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

        SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

        SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

        SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.

        SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    SELLER
                                    MERRILL LYNCH MORTGAGE CAPITAL INC.

                                    By:   /s/ Robert J. Fitzpatrick
                                          --------------------------------
                                          Name:  Robert J. Fitzpatrick
                                          Title: Vice President

                                          Address for Notices:
                                          World Financial Center
                                          New York, New York  10281
                                          Attention:
                                          Telecopier No.: (212) 449-0735
                                          Telephone No.:  (212) 449-2640

                                    PURCHASER

                                    MERRILL LYNCH MORTGAGE
                                    INVESTORS, INC.


                                    By:   /s/ Bruce Ackerman
                                          --------------------------------
                                          Name:   Bruce L. Ackerman
                                          Title:  Vice President

                                          Address for Notices:
                                          World Financial Center
                                          New York, New York  10281
                                          Attention:
                                          Telecopier No.: (212) 449-7684
                                          Telephone No.:  (212) 449-5849

                                  EXHIBIT A
                            MORTGAGE LOAN SCHEDULE

                                                                                                                  Merrill Lynch Only
                                                           MLMI 1996 - C1
                                                       MORTGAGE LOAN SCHEDULE

- ------------------------------------------------------------------------------------------------------------------------------------
Control #  Property Name                             Address                                       City             State   Zipcode
- ------------------------------------------------------------------------------------------------------------------------------------
  1        Mountaingate Plaza                        First St & Los Angeles Ave                    Simi Valley        CA     93065
  2        Renaissance Center West                   4001 South Decatur Blvd.                      Las Vegas          NV     89103
  4        Tropicana Palms                           6420 East Tropicana Avenue                    Las Vegas          NV     89122
  6        Holiday Manor Shopping Center             4820 US Highway 42                            Northfield         KY     40222
  7        Mission Park Apartments                   221 Woodland Parkway                          San Marcos         CA     92069
  8        Canyon Country Plaza                      19120 Soledad Canyon Road                     Santa Clarita      CA     91355
  9        Verde Mont Villas                         6155 Palm Avenue                              San Bernardino     CA     92407
 10        Brigantine Town Center                    4200 Harbor Beach Boulevard                   Brigantine         NJ     08203
 11        Pace's Crossing Apartments                2411 I-35E South                              Denton             TX     76205
 12        The Corner at Seven Corners               6270 - 6290 Arlington Boulevard               Falls Church       VA     22044
 13        New Colony Apartments                     1805-1917 S. Shields Street                   Fort Collins       CO     80526
 14        Southglen Center                          12035-12055 Metcalf Ave.                      Overland Park      KS     66126
 15        Northgate Shopping Center                 7100 West State Street                        Boise              ID     83703
 16        ANA ParkTowne Apartments                  290 Wilson Avenue                             Perris             CA     92571
 17        Sunvilla Estates                          91 Cabernet Parkway                           Reno               NV     89512
 18        Pecan Square Apartments                   3535 Webb Chapel Extension                    Dallas             TX     75220
 19        Santee Town Center                        Town Center Parkway                           Santee             CA     92071
 20        Briarhill Apartments                      140 West Hill Avenue                          Fullerton          CA     92632
 22        Emorywoods Apartments                     2085 Powell Lane                              DeKalb County      GA     30033
 21        Canyon View Apartments                    7400 Pirates Cove Road                        Las Vegas          NV     89128
 26        Rainbow Professional Center               2655-2685 S. Rainbow Blvd.                    Las Vegas          NV     89102
 23        Cedar Crest Square Shopping Center        Quentin Road                                  Lebanon            PA     17042
 25        Ocotillo Plaza                            2415-2501 E. Tropicana                        Las Vegas          NV     89121
 27        Coral Gables Apartments                   10522 Beechnut                                Houston            TX     77072
 30        Heritage Place Shopping Center            63 Church Street                              Flemington         NJ     08822
 29        Trailer Rancho Mobile Home Park           3499 East Bayshore Rd.                        Redwood City       CA     94063
 28        Sorrento Pines                            4104-4122 Sorrento Valley Blvd.               San Diego          CA     92121
 32        El Encanto Villas                         1151 Walnut Avenue                            Tustin             CA     92680
 35        Comfort Inn - Buckhead                    2115 Piedmont Road, NE                        Atlanta            GA     30324
 33        Coral Island Apartments                   4700 South Kirkwood                           Houston            TX     77072
 37        Post Falls Factory Outlet Center          4037 Riverbend Avenue                         Post Falls         ID     83854
 38        Charleston Square (Phase I)               4420-4480 E. Charleston Blvd                  Las Vegas          NV     89104
 39        Chateau Montagne Apartments               2628 I-85 Access+M3 Road                      DeKalb County      GA     30345
 40        Suntree Apartments                        3040 Suntree Plaza                            Kansas City        KS     66103
 41        City Centre Office Building               200 Pine Avenue                               Long Beach         CA     90802
 42        Peppertree Business Park                  10656-10792 Roselle Street                    San Diego          CA     92121
 43        Medical Arts Shopping Center              4700 - 4845 Walters Avenue                    Savannah           GA     31405
 45        Warwick Apartments                        3330 Webb Chapel Extension                    Dallas             TX     75220
 46        ANA Vermont Breeze Apts                   12901 S. Vermont Avenue                       Gardena            CA     90247
 47        ANA Towngate                              23227 Hemlock Avenue                          Moreno Valley      CA     92571
 48        ANA Country Hills Apts.                   66900 Ironwood Drive                          Desert Hot Sprin   CA     92240
 49        Bally's Scandinavian Health Spa           4733 Hills & Dales Road NW                    Canton             OH     44708
 52        Villa Del Sol                             3225 Long Beach Blvd.                         Long Beach         CA     90807
 53        The Fountains of San Antonio              8630 Fairhaven                                San Antonio        TX     78229

- -------------------------------------------------------------------------------------------------------------------------------
                                                                Remaining
Control #    Cut-off Date       Monthly          Gross     -------------------    Maturity        Ground          Ongoing
               Balance          Payment          Rate       Term       Amort        Date          Lease           Reserves
- -------------------------------------------------------------------------------------------------------------------------------

  1          24,074,864.17     186,806.67        8.050       119        299         3/1/06          No        0
  2          16,821,585.42     130,467.64        8.020       129        297         1/1/07          No        0
  4          15,000,000.00     108,604.28        7.860        60        360         4/1/01          No         50 per pad
  6          10,800,000.00      86,964.53        8.500       120        300         4/1/06          No        0
  7          10,178,306.68      73,144.55        7.760       117        357         1/1/06          No        200 per unit
  8           9,993,584.14      74,915.86        8.220       179        359         3/1/11          No        0
  9           9,805,466.13      68,864.71        7.530        58        358         2/1/01          No        200 per unit
 10           8,500,000.00      68,558.90        8.520        84        300         4/1/03          No        0
 11           8,480,000.00      64,304.54        8.350       120        360         4/1/06          No        293 per unit
 12           8,079,917.82      61,937.89        8.440       116        356         12/1/05         No        0
 13           7,989,030.59      58,200.02        7.910       118        358         2/1/06          No        250 per unit
 14           7,594,668.36      54,604.97        7.780       119        359         3/1/06          No        0
 15           7,270,628.93      56,144.82        8.540       119        359         3/1/06          No        0
 16           7,235,335.91      54,137.42        8.200       119        359         3/1/06          No        235 per unit
 17           7,150,000.00      53,665.31        8.240       120        360         4/1/06          No         50 per pad
 18           7,035,189.32      51,216.02        7.910       119        359         3/1/06          No        225 per unit
 19           6,992,887.14      55,004.53        8.210        83        299         3/1/03          No        0
 20           5,841,167.22      40,624.01        7.430        58        358         2/1/01          No        200 per unit
 22           5,794,192.60      45,924.06        8.300       179        299         3/1/11          No        286 per unit
 21           5,791,602.88      41,111.90        7.640       118        358         2/1/06          No        225 per unit
 26           5,503,300.00      46,636.56        9.120        84        300         4/1/03          No        0
 23           5,482,953.68      42,997.86        8.150       117        297         1/1/06          No        0
 25           5,459,180.97      44,381.74        8.580       117        297         1/1/06          Partial   0
 27           5,046,355.96      35,795.71        7.640        83        359         3/1/03          No        250 per unit
 30           5,000,000.00      42,440.20        9.140        60        300         4/1/01          No        0
 29           4,993,254.19      36,653.38        7.990       118        358         2/1/06          No         50 per pad
 28           4,983,915.69      38,326.21        7.920        81        297         1/1/03          No        0
 32           4,942,600.30      34,543.35        7.480        58        358         2/1/01          No        200 per unit
 35           4,843,239.77      45,398.56        9.560       239        239         3/1/16          No        4 % of gross revenue
 33           4,786,543.57      33,952.76        7.640        83        359         3/1/03          No        250 per unit
 37           4,487,356.36      36,996.46        8.750       117        297         1/1/06          No        0
 38           4,325,000.00      34,884.38        8.520       120        300         4/1/06          No        0
 39           4,227,692.74      33,225.93        8.200       179        299         3/1/11          No        262.5 per unit
 40           3,960,000.00      30,061.50        8.360       120        360         4/1/06          No        250 per unit
 41           3,933,309.09      32,234.16        8.700       119        299         3/1/06          No        0
 42           3,667,988.99      27,989.66        7.830        57        297         1/1/01          No        0
 43           3,640,175.86      30,655.67        9.010        57        297         1/1/01          No        .15 per sq. ft.
 45           3,497,754.45      26,220.55        8.220       119        359         3/1/06          No        225 per unit
 46           3,392,725.21      24,311.04        7.730        57        357         1/1/01          No        200 per unit
 47           3,295,096.34      23,096.68        7.510        58        358         2/1/01          No        235 per unit
 48           3,097,816.46      22,230.21        7.760        59        359         3/1/01          No        329 per unit
 49           2,880,545.16      32,309.93        9.490       155        155         3/1/09          No        0
 52           2,625,989.27      18,173.72        7.380        58        358         2/1/01          No        200 per unit
 53           2,544,811.78      18,675.46        7.980       117        357         1/1/06          No        253 per unit

- ------------------------------------------------------------------
Control #       Servicing       Subserv      Strip     Subservicer
                  Fees            Fee
- ------------------------------------------------------------------

  1              0.0775         0.0550                    CB
  2              0.0775         0.0550                    CB
  4              0.0775         0.0550                    CB
  6              0.0775         0.0550                    GE
  7              0.0775         0.0550                    CB
  8              0.0775         0.0550                    CB
  9              0.0775         0.0550                    CB
 10              0.0775         0.0550                    GE
 11              0.0775         0.0550                    GE
 12              0.0775         0.0550                    CB
 13              0.0775         0.0550                    GE
 14              0.0775         0.0550                    CB
 15              0.0775         0.0550                    GE
 16              0.0775         0.0550                    CB
 17              0.0775         0.0550                    CB
 18              0.0775         0.0550                    CB
 19              0.0775         0.0550                    CB
 20              0.0775         0.0550                    CB
 22              0.0775         0.0550                    CB
 21              0.0775         0.0550                    CB
 26              0.0775         0.0550                    GE
 23              0.0775         0.0550                    GE
 25              0.0775         0.0550                    GE
 27              0.0775         0.0550                    CB
 30              0.0775         0.0550                    GE
 29              0.0775         0.0550                    CB
 28              0.0775         0.0550                    CB
 32              0.0775         0.0550                    CB
 35              0.0775         0.0550                    GE
 33              0.0775         0.0550                    CB
 37              0.0775         0.0550                    CB
 38              0.0775         0.0550                    GE
 39              0.0775         0.0550                    CB
 40              0.0775         0.0550                    CB
 41              0.0775         0.0550                    CB
 42              0.0775         0.0550                    CB
 43              0.0775         0.0550                    CB
 45              0.0775         0.0550                    CB
 46              0.0775         0.0550                    CB
 47              0.0775         0.0550                    CB
 48              0.0775         0.0550                    CB
 49              0.0775         0.0550                    GE
 52              0.0775         0.0550                    CB
 53              0.0775         0.0550                    GE


                                                                                                      Merrill Lynch Only
- ------------------------------------------------------------------------------------------------------------------------------------
Control #  Property Name                             Address                                       City             State   Zipcode
- ------------------------------------------------------------------------------------------------------------------------------------
 69        Greenwood Plaza                           State Road 23 and Ironwood Drive              South Bend         IN     46614
 55        Island Breeze Apartments                  1321-1325 Rosecrans Avenue                    Gardena            CA     90247
 91        Vernitron Building                        1601 Precision Park Lane                      San Diego          CA     92173
 56        Sepulveda/Victory Center                  6411 Sepulveda Blvd.                          Van Nuys           CA     91406
 59        Tuxedo Park Apartments                    16548 NE Halsey                               Portland           OR     97230
 64        Comfort Inn - West -Amarillo              2001 South Coulter Road                       Amarillo           TX     79106
 57        Fox Plaza Shopping Center                 131, 201, 231 San Pedro, S.E.                 Albuquerque        NM     87110
 58        Northwest Crossing Apartments             9640 & 9680 Timber Line Road                  Dallas             TX     75220
 63        Canyon Park Apartments                    2454 West Campbell Avenue                     Phoenix            AZ     85015
 61        Charlestowne South Apartments             2119 Lumpkin Road                             Augusta            GA     30906
 60        Adams Square Apartments                   229 South Adams Road                          Spokane            WA     99216
 62        Clubview Gardens Apartments               3333 Webb Chapel Extension                    Dallas             TX     75220
 65        Woodhaven Apartments                      1840 Killingsworth Road                       Augusta            GA     30904
 67        Factory Square                            12 Water Street                               Mystic             CT     06355
 68        Elmwood Apartments                        3593 Woodbrier Circle                         Tucker             GA     30084
 71        Arborwood Apartments                      200 Muller Garden                             Tyler              TX     75703
 73        Comfort Inn - Airport - Little Rock       3200 Bankhead                                 Little Rock        AR     72206
 72        Talla Villa Apartments                    925 East Magnolia Drive                       Tallahassee        FL     32301
 76        Garden Breeze Apartments                  415 South Mount Vernon Ave.                   San Bernadino      CA     92410
 74        Huntington Office Center                  900 Walt Whitman Road                         Melville           NY     11747
 75        Highland Club Apartments                  Ponce de Leon Ave & Frederica St.             Atlanta            GA     30306
 78        Donna/Ventura                             19000-19030 Ventura Blvd.                     Tarzana            CA     91356
 80        Fox Valley Apartments                     513 Valley Avenue                             Birmingham         AL     35209
 79        Morris Creek Apartments                   982-B John Rolfe Drive                        Smithfield         VA     23430
 83        Comfort Inn - Oklahoma City               4017 N. W. 39th Expressway                    Oklahoma City      OK     73112
 81        North Hills Tropicana Apartments          15015 Parthenia Street                        North Hills        CA     91343
 85        Deer Park Apartments                      87 Ruby Road                                  Willington         CT     06279
 87        Fallbrook/Saticoy                         7606 Fallbrook Ave.                           Canoga Park        CA     91304
 88        Summit Grove Apartments                   2326-2340 Lawrenceville Highway               DeKalb County      GA     30033
 90        Shoppers Landing                          15 Main Street                                Freeport           ME     04032

- -------------------------------------------------------------------------------------------------------------------------------
                                                                Remaining
Control #    Cut-off Date       Monthly          Gross     -------------------    Maturity        Ground          Ongoing
               Balance          Payment          Rate       Term       Amort        Date          Lease           Reserves
- -------------------------------------------------------------------------------------------------------------------------------

 69           2,537,522.65      20,384.35        8.460       179        299         3/1/11          No        0
 55           2,478,301.89      18,024.77        7.900        83        359         3/1/03          No        200 per unit
 91           2,447,614.36      19,678.56        8.470        83        299         3/1/03          No        0
 56           2,442,874.58      19,794.15        8.540       117        297         1/1/06          No        0
 59           2,250,000.00      16,761.35        8.160       120        360         4/1/06          No        216 per unit
 64           2,246,815.13      20,884.87        9.440       239        239         3/1/16          No        4% of gross revenue
 57           2,242,831.85      17,336.07        7.980       117        297         1/1/06          No        0
 58           2,238,562.85      16,781.15        8.220       119        359         3/1/06          No        225 per unit
 63           2,200,000.00      16,589.77        8.290       120        360         4/1/06          No        200 per unit
 61           2,197,073.67      16,234.94        8.060       178        358         2/1/11          No        250 per unit
 60           2,196,989.50      16,020.30        7.920       118        358         2/1/06          No        275 per unit
 62           2,158,523.99      15,714.01        7.910       119        359         3/1/06          No        225 per unit
 65           1,997,941.04      15,608.96        8.130       119        299         3/1/06          No        250 per unit
 67           1,900,568.90      14,500.35        8.210        57        333         1/1/01          No        350/unit & .34/sf
 68           1,895,912.37      14,513.79        7.880       118        298         2/1/06          No        251 per unit
 71           1,877,250.76      13,261.29        7.590        58        358         2/1/01          No        250 per unit
 73           1,867,353.02      17,357.65        9.440       239        239         3/1/16          No        4% of gross revenue
 72           1,840,538.01      15,497.18        8.020       237        237         1/1/16          No        250 per unit
 76           1,798,734.69      12,920.31        7.770        59        359         3/1/01          No        378 per unit
 74           1,794,950.87      14,810.82        8.760       117        297         1/1/06          No        0
 75           1,793,799.12      14,955.26        7.910       238        238         2/1/16          No        250 per unit
 78           1,755,207.64      14,697.61        8.940       117        297         1/1/06          No        0
 80           1,598,387.44      12,625.90        8.260       119        299         3/1/06          No        300 per unit
 79           1,591,967.11      13,552.82        8.170       237        237         1/1/16          No        250 per unit
 83           1,497,876.75      13,923.25        9.440       239        239         3/1/16          No        4% of gross revenue
 81           1,497,033.39      11,132.21        8.120       117        357         1/1/06          No        250 per unit
 85           1,277,685.85       9,896.57        8.560        57        357         1/1/01          No        250 per unit
 87           1,106,771.75       8,967.96        8.540       117        297         1/1/06          No        0
 88             998,386.98       8,621.35        8.410       239        239         3/1/16          No        250 per unit
 90             748,657.04       6,293.97        9.000        82        298         2/1/03          No        0


Totals/Wtg.
Averages:   --------------   ------------       -----        ---        ---
74 Loans    347,522,166.35   2,674,735.85       8.177        114        326


- ------------------------------------------------------------------
Control #       Servicing       Subserv      Strip     Subservicer
                  Fees            Fee
- ------------------------------------------------------------------

 69              0.0775         0.0550                    CB
 55              0.0775         0.0550                    CB
 91              0.0775         0.0550                    CB
 56              0.0775         0.0550                    CB
 59              0.0775         0.0550                    CB
 64              0.0775         0.0550                    CB
 57              0.0775         0.0550                    GE
 58              0.0775         0.0550                    CB
 63              0.0775         0.0550                    GE
 61              0.0775         0.0550                    GE
 60              0.0775         0.0550                    GE
 62              0.0775         0.0550                    CB
 65              0.0775         0.0550                    GE
 67              0.0775         0.0550                    CB
 68              0.0775         0.0550                    CB
 71              0.0775         0.0550                    CB
 73              0.0775         0.0550                    CB
 72              0.0775         0.0550                    GE
 76              0.0775         0.0550                    CB
 74              0.0775         0.0550                    GE
 75              0.0775         0.0550                    GE
 78              0.0775         0.0550                    CB
 80              0.0775         0.0550                    GE
 79              0.0775         0.0550                    GE
 83              0.0775         0.0550                    CB
 81              0.0775         0.0550                    CB
 85              0.0775         0.0550                    CB
 87              0.0775         0.0550                    CB
 88              0.0775         0.0550                    CB
 90              0.0775         0.0550                    CB


Note:
"Servicing Fees" includes Master Servicing Fee and Trustee Fee


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